UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2026

SafeSpace Global Corporation

(Exact name of registrant as specified in its charter)

Nevada	001-36564	85-1173741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 S. Weisgarber Road, Knoxville TN	37919
(Address of principal executive offices)	(Zip Code)

(865) 719-8160

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SSGC	OTC Bulletin Board

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Equity Line of Credit Financing

On September 18, 2026, SafeSpace Global Corporation, a Nevada corporation (the “Company”) entered into an equity purchase agreement (the “ELOC Purchase Agreement”) and a registration rights agreement (the “ELOC Registration Rights Agreement”) with Crom Structured Opportunities Fund I, LP (“Crom”). Pursuant to the ELOC Purchase Agreement, the Company has the right, but not the obligation, to issue and sell to Crom, on a pro rata basis, up to an aggregate of $10,000,000 worth of newly issued shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), from time to time during the term of the ELOC Purchase Agreement, subject to certain conditions and limitations (the “ELOC Financing”). Sales of shares of common Stock pursuant to the ELOC Purchase Agreement, and the timing of any sales, are solely at the option of the Company and the Company is under no obligation to sell securities pursuant to this arrangement. Common Stock may be sold by the Company pursuant to this arrangement over a period of up to 36 months after the closing date. The ELOC Financing closed on September 21, 2026.

Subject to the satisfaction of the conditions set forth in the ELOC Purchase Agreement, including the effectiveness of the registration statement covering the resale of the shares issuable thereunder, the Company may, from time to time during the Commitment Period (as defined in the ELOC Purchase Agreement) and in its discretion, deliver an advance notice directing Crom to purchase shares of the Company’s Common Stock (each, an “Advance”). Following an Advance, the Company generally may not deliver another advance notice until five trading days after the clearing date for the prior Advance, subject to certain exceptions set forth in the ELOC Purchase Agreement.

The Company will control the timing and amount of any sales of Common Stock to Crom. Actual sales of Common Stock to Crom under the ELOC Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time, including, among other things, market conditions, the trading price of the Common Stock, trading volume of the Common Stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations. The net proceeds from sales, if any, under the ELOC Purchase Agreement will depend on the frequency and prices at which the Company sells Common Stock to Crom.

Under the ELOC Purchase Agreement, in all instances, the Company may not sell Common Stock to Crom under the ELOC Purchase Agreement if it would result in the ELOC Investor, individually, beneficially owning more than 4.99% of the outstanding Common Stock.

Pursuant to the terms of the ELOC Registration Rights Agreement, we have agreed to file with the SEC a registration statement on Form S-1 to register for resale under the Securities Act of 1933, as amended (the “Securities Act”) the Ordinary Shares that may be issued to the ELOC Investor under its ELOC Purchase Agreement within thirty (30) business days following the date of the ELOC Registration Rights Agreement. Pursuant to the ELOC Registration Rights Agreement, the Company is required to have such registration statement declared effective by the SEC within the time period set forth in the ELOC Registration Rights Agreement.

The ELOC Purchase Agreement and the ELOC Registration Rights Agreement contain customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties. Crom has agreed not to execute any short sales (as defined in Rule 200 of Regulation SHO under the Exchange Act (excluding transactions properly marked “short exempt”). of the Company’s common stock during the term of the ELOC Purchase Agreement.

The Company has the right to terminate the ELOC Purchase Agreement at any time after Commencement, at no cost or penalty, upon five trading days’ prior written notice to Crom. Neither the Company nor the ELOC Investors may assign or transfer its rights and obligations under the ELOC Purchase Agreement or the ELOC Registration Rights Agreement.

Senior Convertible Note Financing

On September 18, 2026, the Company also entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Crom, pursuant to which the Company sold, and the Crom purchased, a senior secured promissory note issued by the Company (the “Note,” and such financing, the “Convertible Note Financing”) in the original principal amount of up to $1,100,000.00 (the “Principal Amount”), which is convertible into shares of Common Stock. The Convertible Note Financing closed on September 21, 2026.

The aggregate gross proceeds to the Company from the Convertible Note Financing shall be up to $1,000,000, to be funded in two tranches: (i) an initial tranche of $500,000 (“First Tranche”), and (ii) a second tranche of up to $500,000, which shall be funded upon the Company’s satisfaction of certain criteria to be mutually agreed upon by the Company and the investor (the “Second Tranche” together with the First Tranche, the “Tranches”). The Note was issued with an original issue discount of up to $100,000 and an interest rate of 10.0%. The maturity date for each respective Tranche under the Note shall be twelve (12) months from the date that the portion of the Purchase Price with respect to such Tranche was funded by Crom to the Company (each a “Funding Date”) in accordance with the written instructions of the Crom (each a “Maturity Date”)

Crom shall have the right, on any calendar day, (i) at any time on or following the Funding Date of the respective Tranche, to convert up to an aggregate of $151,250.00 of the then outstanding and unpaid Principal Amount and interest (including any default interest) of such Tranche and (ii) at any time on or following the date that is six (6) calendar months after the Funding Date of the respective Tranche, to convert the then outstanding and unpaid Principal Amount and interest (including any default interest) of such Tranche, in each case into fully paid and non-assessable shares of Common Stock, as such Common Stock. Upon the occurrence of an Event of Default, Crom may require the Company to redeem all or any portion of the Note at a 125% premium. Upon an Event of Default, the Note shall bear interest at a rate of 15.0% per annum or the maximum amount permitted by law, whichever is lower.

Further to the Securities Purchase Agreement, the Company, its subsidiaries an Crom, entered into a security agreement dated September 18, 2026 (“Security Agreement”). Pursuant to the Security Agreement. the Company and its Subsidiaries granted to Crom a security interest in and to, a lien upon and a right of set-off against all of their respective right, title and interest of whatsoever kind and nature in and to, the Collateral (As defined in the Security Agreement).

The foregoing description of the ELOC Purchase Agreement, ELOC Registration Rights Agreement, the Note, the Securities Purchase Agreement, and the Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the ELOC Purchase Agreement, ELOC Registration Rights Agreement, the Note, the Securities Purchase Agreement, and the Security Agreement, copies of which are filed as Exhibits 10.1, 10.2, 4.1, 10.3 and 10.4, respectively, and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided under Item 1.01 in this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The Notes were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), based on the exemption from registration afforded by Section 4(a)(2) of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are being filed herewith:

Exhibit No.	Description
4.1	Form of Note dated September 18, 2026
10.1	Form of ELOC Purchase Agreement dated September 18, 2026
10.2	Form of ELOC Registration Rights Agreement dated September 18, 2026
10.3	Form of Securities Purchase Agreement dated September 18, 2026
10.4	Form of Security Agreement dated September 18, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2026

SafeSpace Global Corporation

By:	/s/ Scott M. Boruff
Name:	Scott M. Boruff
Title:	Chief Executive Officer and Chairman of the Board